EXHIBIT 99.1

Can B Corp. Expects Nearly $500,000 Annual Savings with Successful Completion of Move of Pure Health Products from Lacey, WA to Colorado

HICKSVILLE, NY (GlobeNewswire) – October 10, 2023 – Can B Corp. (OTCQB: CANB) (“Can B” or the “Company”), a health and wellness company specializing in developing, producing and selling hemp derived cannabinoid products, is pleased to announce its move and consolidation of its Pure Health Product operations from Lacey, WA to Colorado. This furthers Can B’s corporate consolidations as it previously did with Miami and McMinville operations also relocating to Colorado.

Marco Alfonsi, Can B’s Chief Executive Officer, stated, “This consolation is expected to save the Company nearly $500,000 annually in rent, staffing and shipping related expenses. We have just completed delivery of 3 of the expected 4 semi-loads of equipment and raw materials for Pure Health Products from Lacey, WA to Colorado. Today, Colorado is the base of operation for all manufacturing, processing, packaging and shipping of all hemp and non-hemp related, CBD, nutrients, supplements, and super-food products for all Can B subsidiaries.”

The move included relocating all of the Super-Food products manufacturing, process, packaging, labeling, and raw materials/ingredients for Integrity Brands by Brooke Burke Body and other brands to the Company’s Fort Morgan facility on County Road 21 known as the “Budweiser Building”.

Pure Health Products expects to have the Super-Food production in full operation by mid-October 2023.

The other production equipment including bottling lines, capsule machines, tablet presses, coating machines, wet and dry pouch machines, and various packing sealing and coding equipment was split into two segments between Hakala Research, LLC in Glen Rock Wyoming, under a use agreement and CO Botanicals building on Energy Road in Fort Morgan, CO known as the “ICS Building”. This equipment will continue production of PHP’s white label and brand labeled tinctures, salves, roll-ons, oils, supplements, lotions, and related products both with and without CBD. This equipment is expected to be operational by the end of October 2023 as the Company also has sufficient products in inventory to meet expected demand for 45-60 days at current usage.

About Can B Corp.

Can B Corp. (OTCQB: CANB) is a health & wellness company providing the highest quality hemp derived cannabinoid products, including under its own brands of Canbiola, Seven Chakras, NuWellness, Pure Leaf Oil and Duramed. Can B utilizes multi-channel distribution to reach consumers, including medical facilities, doctor offices, retailers, online and direct. Can B Corp. operates R&D and production facilities in Lacey, WA, and Florida. To learn more about Can B Corp. and our comprehensive line of high quality products, please visit: Canbiola.com and www.CanBCorp.com, follow Can B Corp on Instagram and Facebook, or visit one of the 1,000+ retail outlets that carry Can B Corp. products.

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Forward-Looking Statements

Forward-looking statements and risks and uncertainties discussed in this release contain forward-looking statements. The words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect,” and similar expressions identify such forward-looking statements. Expected, actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Forward-looking statements are subject to a number of risks and uncertainties, including but not limited to, risks and uncertainties associated with, among other things, the impact of economic, competitive, and other factors affecting our operations, markets, products, and performance. The matters discussed herein should not be construed in any way, shape or manner of our future financial condition or stock price. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of latest information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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